Exhibit 5.1

4801 Main, Suite 1000 Kansas City, MO 64112 Phone: 816.983.8000 Fax: 816.983.8080

March 4, 2010

Green Plains Renewable Energy, Inc.

9420 Underwood Ave., Suite 100

Omaha, NE 68114

Dear Ladies and Gentlemen:

We are legal counsel to Green Plains Renewable Energy, Inc., an Iowa corporation (the “Company”), and have been requested to render this opinion in connection with the Company’s Registration Statement on Form S-3, File No. 333-163203 (as amended, the “Registration Statement”). Pursuant to the Registration Statement, the Company proposes to issue and sell up to 6,325,000 shares of its Common Stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms set forth in the prospectus supplement dated March 4, 2010 (the “Prospectus Supplement”) to the prospectus dated January 14, 2010 filed as part of the Registration Statement (the “Prospectus”).

In connection with the foregoing, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, an executed copy of the Underwriting Agreement dated March 4, 2010, by and among the Company, Jefferies & Company, Inc. and Piper Jaffray & Co. (the “Underwriting Agreement”), the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), the Company’s Bylaws, resolutions of the Company’s Board of Directors dated as of January 21, 2009, resolutions of the Pricing Committee of the Board of Directors dated as of March 4, 2010, and such other documents as we have deemed necessary or appropriate in order to express these opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents, that the constitutionality or validity of the Iowa Business Corporation Act (the “IBCA”) is not in issue, and that the Articles are accurate, complete and authentic.

In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any

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facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinions expressed below are limited to matters governed by the IBCA, including the rules and regulations adopted thereunder, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the issuance of the Common Stock has been duly authorized and when issued and delivered by the Company and upon receipt of consideration therefore in accordance with the terms of the Underwriting Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus Supplement which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Sincerely,

/s/ Husch Blackwell Sanders LLP

HUSCH BLACKWELL SANDERS LLP